                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              REHABCARE GROUP, INC.
                (Name of Registrant as Specified in Its Charter)


      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                   [logo]
                           7733 FORSYTH BOULEVARD
                                 SUITE 1700
                         ST. LOUIS, MISSOURI 63105



                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 3, 2001


Dear Stockholder:

                  The Annual Meeting of Stockholders of RehabCare Group, Inc. ("RehabCare") will be held at the Pierre Laclede Center, 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri on May 3, 2001, at 8:00 a.m., local time, for the following purposes:

                  1. To elect seven directors to hold office until the next Annual Meeting or until their successors shall have been duly elected and qualified.

                  2. To consider and vote upon an amendment of Article Fourth of the Restated Certificate of Incorporation, as amended, of RehabCare to increase the total number of authorized shares of stock from 30,000,000 to 70,000,000 shares and to increase the number of authorized shares of common stock, $.01 par value per share, from 20,000,000 to 60,000,000 shares.

                  3. To transact any and all other business that may properly come before the Annual Meeting or any adjournment thereof.

                  Only stockholders of record of RehabCare at the close of business on March 7, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                  WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. THE MAILING OF AN EXECUTED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING.


                                       Alan C. Henderson
                                       President and Chief Executive Officer


March 26, 2001

                                   [logo]
                           7733 FORSYTH BOULEVARD
                                 SUITE 1700
                         ST. LOUIS, MISSOURI 63105


                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 3, 2001

                              -----------------

                             GENERAL INFORMATION

                  This Proxy Statement is furnished to the stockholders of RehabCare Group, Inc. ("RehabCare") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Pierre Laclede Center, 7733 Forsyth Boulevard, Second Floor, St. Louis, Missouri, at 8:00 a.m., local time, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of RehabCare on or about March 26, 2001.

                  The proxy set forth on the accompanying Proxy Card is being solicited by the Board of Directors of RehabCare. All proxies will be voted in accordance with the instructions contained in the proxy. If no direction is specified in the proxy, executed proxies will be voted for the election of the seven directors nominated by the Board of Directors as set forth in Proposal 1 and for the amendment of RehabCare's Restated Certificate of Incorporation, as amended, to increase the total number of shares of stock authorized thereunder from 30,000,000 to 70,000,000 shares and to increase the number of shares of common stock, $0.01 par value (the "Common Stock"), authorized thereunder from 20,000,000 to 60,000,000 shares as set forth in Proposal 2. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of RehabCare at the principal offices of RehabCare or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  RehabCare will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of RehabCare may also solicit proxies personally or by telephone or other means but such persons will not be compensated for such services.

                  Only stockholders of record at the close of business on March 7, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 15,246,859 shares of RehabCare Common Stock issued and outstanding.

                  Each outstanding share of RehabCare Common Stock on March 7, 2001 is entitled to one vote on each matter to be acted upon and one vote for each director to be elected at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A plurality of the votes cast is required for the election of directors, which means that the nominees with the seven highest vote totals will be elected as directors. As a result, abstentions and broker "non-votes" do not have an effect on the results of the vote for the election of directors. Approval of the amendment to RehabCare's Restated Certificate of Incorporation, as amended, requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker "non-votes" and any other shares not voted at the meeting, therefore, will have the effect of a vote against the proposed amendment. Abstentions on such matter will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following persons were known to management of RehabCare to be the beneficial owners of five percent or more of RehabCare Common Stock:

                                                           NUMBER OF SHARES       PERCENT OF OUTSTANDING
              NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED          COMMON STOCK(1)
              ------------------------------------        ------------------          ---------------
              Bear Stearns Asset Management Inc.(2)            1,430,000                   9.4%
                  575 Lexington Avenue
                  New York, New York 10022

              FMR Corp.(3)                                     1,371,600                   9.0
                  82 Devonshire Street
                  Boston, Massachusetts 02109

--------------------

(1) The percentage calculations are based upon 15,246,859 shares of RehabCare Common Stock issued and outstanding on March 7, 2001.

(2) The information provided herein is based upon a Schedule 13G, dated February 14, 2001, filed by Bear Stearns Asset Management Inc., an investment advisor registered under the Investment Advisors Act of 1940. The Schedule 13G reported sole voting and investment power with respect to all 1,430,000 shares reported as beneficially owned.

(3)   The information provided herein is based upon an Amendment No. 6 to
      Schedule 13G, dated February 14, 2001, filed jointly by FMR Corp., the holding company of Fidelity Management & Research Company, an investment advisor registered under the Investment Advisors Act of 1940 ("FMRC"), and Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 ("FLSF"). Each of Edward C. Johnson 3d and Abigail P. Johnson may be deemed to be controlling persons of FMR Corp. By virtue of these relationships, each of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson reported sole investment power with respect to all 1,371,600 shares reported as beneficially owned. Through control of FMRC, FMR Corp. has sole dispostive power over and sole power to vote or to direct the voting of 157,200 shares of Common Stock which are held by FMRC.


                      SECURITY OWNERSHIP BY MANAGEMENT

                  The following table sets forth, as of March 7, 2001, the beneficial ownership of RehabCare Common Stock by each director and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                                       NUMBER OF SHARES         PERCENT OF OUTSTANDING
NAME OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)(2)         COMMON STOCK(3)
------------------------                                           ------------------------         ---------------
Alan C. Henderson                                                          620,902(4)                     3.9%
William G. Anderson                                                        260,700                        1.7
Richard E. Ragsdale                                                        250,508(5)                     1.6
H. Edwin Trusheim                                                          232,200                        1.5
John H. Short, Ph.D                                                        163,200                        1.1
Hickley M. Waguespack                                                      115,264                        (6)
Theodore M. Wight                                                          105,200                        (6)
Tom E. Davis                                                                60,427                        (6)
Gregory F. Bellomy                                                          40,816                        (6)
Maurice Arbelaez                                                            34,349                        (6)
Colleen Conway-Welch, Ph.D., R.N.                                            7,600                        (6)
All directors and executive officers as a group (13 persons)             1,940,876                       11.5

--------------------

(1) Except as otherwise noted, each individual has sole voting and investment power with respect to the shares listed beside his or her name.

(2)  Totals include 526,464, 195,200, 240,200, 229,200, 160,200, 74,012,
     105,200, 60,427, 16,691, 7,600 and 1,664,772 shares subject to stock options held by Messrs. Henderson, Anderson, Ragsdale, Trusheim, Short, Waguespack, Wight, Davis, Arbelaez and Ms. Conway-Welch and all directors and executive officers as a group, respectively, that are either presently exercisable or which are exercisable within 60 days of March 7, 2001.

(3) Based upon 15,246,859 shares of RehabCare Common Stock issued and outstanding as of March 7, 2001 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days of March 7, 2001.

(4) Includes (a) 58,600 shares owned by a trust of which Mr. Henderson is the trustee and (b) 900 shares owned by Mr. Henderson's spouse as custodian for Mr. Henderson's children, as to which shares Mr. Henderson has no voting or investment power.

(5) Includes 10,308 shares of RehabCare Common Stock held by The Ragsdale Family Foundation, of which Mr. Ragsdale is a director, and as to which shares Mr. Ragsdale has shared voting and investment power.

(6)  Less than one percent.

                      PROPOSAL 1. ELECTION OF DIRECTORS

                  At the Annual Meeting, the holders of RehabCare Common Stock will vote on the election of seven directors to serve a term of one year until the 2002 Annual Meeting or until their successors shall have been duly elected and qualified. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of the seven directors listed below, except as otherwise directed by the stockholder on the Proxy Card. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for a substitute nominee as designated by the Board of Directors. The seven nominees receiving the highest number of votes will be elected as directors of RehabCare. All nominees are currently directors of RehabCare. The Board of Directors recommends a vote "FOR" the election of each of the directors.

                  The name, age, principal occupation or position, business experience and other directorships for each of the directors is set forth below.

                  H. EDWIN TRUSHEIM, 73, has been the Chairman of the Board of Directors of RehabCare since 1998 and has served as a director since 1992. Mr. Trusheim served as Chairman of the Board of Directors and Chief Executive Officer of General American Life Insurance Company prior to his retirement. Mr. Trusheim also serves as a director of Angelica Corporation and Reinsurance Group of America, Incorporated.

                  ALAN C. HENDERSON, 55, has been President and Chief Executive Officer and a director of RehabCare since 1998. Prior to becoming President and Chief Executive Officer, Mr. Henderson was Executive Vice President, Chief Financial Officer and Secretary of RehabCare from 1991 through May 1998. Mr. Henderson also serves as a director of General American Capital Corp.

                  WILLIAM G. ANDERSON, 68, has been a director of RehabCare since 1991. Mr. Anderson served as Vice Chairman of Ernst & Young prior to his retirement.

                  COLLEEN CONWAY-WELCH, PH.D., R.N., 56, was elected as a director of RehabCare in September 2000. Ms. Conway-Welch serves as the dean and a professor at Vanderbilt University's School of Nursing, where she has been employed since 1984. Ms. Conway-Welch also serves as a director of Quorum Health Group, Inc. and Pinnacle Bank in Nashville, Tennessee.

                  RICHARD E. RAGSDALE, 57, has been a director of RehabCare since 1993. Mr. Ragsdale also serves as a director of ProMedCo Management Company, American Endoscopy Services, Inc., Kaleidospace, LLC, HealthMont, Inc. and Hospital Authority of Metro Government, Nashville, Tennessee.

                  JOHN H. SHORT, PH.D., 56, has been a director of RehabCare since 1991. Mr. Short also serves as Managing Partner of Phase 2 Consulting.

                  THEODORE M. WIGHT, 58, has been a director of RehabCare since 1991. Mr. Wight also serves as a General Partner of the General Partners of Walden Investors and Pacific Northwest Partners SBIC, L.P. and as a director of Interlinq Software Corp. and various privately-held companies.

                      BOARD OF DIRECTORS AND COMMITTEES

                  During the year ended December 31, 2000, the Board of Directors of RehabCare met seven times. Each director attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during 2000. The Board of Directors of RehabCare has standing Audit, Compensation, Nominating and Compliance Committees.

                  The current members of the Audit Committee are Messrs. Anderson and Short and Ms. Conway-Welch. The Audit Committee met four times during 2000. The duties of the Audit Committee include selecting the independent auditors of RehabCare and negotiating the scope and cost of the audit and other services rendered to RehabCare by such auditors; meeting periodically with RehabCare's independent auditors and management to review the work of each and to ensure that each is properly discharging its responsibilities; and reviewing RehabCare's accounting policies and internal controls to determine whether such policies and controls are adequate and are being followed.

                  The Compensation Committee reviews and recommends to the Board of Directors the salaries of all executive officers of RehabCare and authorizes all other forms of executive compensation. The current members of the Compensation Committee are Messrs. Trusheim, Ragsdale and Wight. The Compensation Committee met three times during 2000. The Compensation Committee is also responsible for the administration of all aspects of RehabCare's stock-based incentive plans.

                  The Nominating Committee recommends to the Board of Directors nominees for directors, nominees for members of all committees of the Board and candidates for appointment as corporate officers. The Nominating Committee will consider nominees recommended by stockholders. The Nominating Committee is comprised of Messrs. Ragsdale, Wight and Henderson. The Nominating Committee met two times during 2000.

                  The Compliance Committee members are Messrs. Short and Ragsdale and Ms. Conway-Welch. The Compliance Committee is responsible for overseeing the implementation and operation of RehabCare's ongoing regulatory compliance program, including the enforcement of appropriate disciplinary mechanisms to ensure that all reasonable steps are taken to respond to a regulatory offense and to prevent future offenses of a similar kind. The Compliance Committee met twice during 2000.

                               DIRECTORS' FEES

                  Directors who are not also employees of RehabCare are paid $4,000 for each meeting of the Board of Directors attended in person. Directors are also reimbursed for expenses incurred in connection with their attendance at Board meetings. In addition, each of the directors who is not also an employee of RehabCare participates in RehabCare's 1994 Directors' Stock
Option Plan and 1999 Non-Employee Director Stock Plan which provide for the granting of stock options and other stock-based awards to non-employee directors of RehabCare. In January 2000, options to acquire 15,200 shares of RehabCare Common Stock at an exercise price of $12.6875 per share, the fair market value on the date of grant, were granted to each of Messrs. Anderson, Ragsdale, Short, Trusheim and Wight. In February 2000, Mr. Trusheim was granted the option to acquire 4,000 shares of RehabCare Common Stock at an exercise price of $12.9375, the fair market value on the date of grant. In August 2000, Ms. Conway-Welch was granted the option to acquire 7,600 shares of RehabCare Common Stock at an exercise price of $34.00, the fair market value on the date of grant.

                      REPORT OF COMPENSATION COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

GENERAL

                  RehabCare's executive compensation program is administered by the Compensation Committee of the Board of Directors. During the year ended December 31, 2000, the Committee was composed of three non-employee directors, Messrs. Trusheim (Chairman), Ragsdale and Wight.

                  RehabCare's executive compensation policy is designed and administered to provide a competitive compensation program that will enable RehabCare to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive are aligned with the financial interests of the stockholders of RehabCare. In this manner, RehabCare will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of RehabCare's business and operations.

                  RehabCare's executive compensation strategy has three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

BASE SALARY

                  The Committee has determined the salary ranges for each of the executive officer positions of RehabCare based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers among companies competing for the services of these types of executives and a consideration of the level of experience and performance profile of the particular executive officer. In considering the competitors in the market, RehabCare emphasizes publicly-traded rehabilitation and staffing services companies with similar revenue, earnings and market capitalization profiles to RehabCare. RehabCare also looks at a combination of for-profit general hospitals and certain staffing and outpatient service providers to define the lower end of the compensation market and the larger publicly-traded rehabilitation and staffing services companies (i.e., companies with annual revenues of $500 million or more) to define the upper limits of such market.

                  The Committee's recent practice has been to establish a range of base salaries for particular executive officers within the range offered by the comparison group of companies so as to be able to attract and retain high quality people. The data utilized in determining such ranges is compiled from publicly available information for the comparison group of companies and from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

                  During the year ended December 31, 2000, Mr. Henderson had a separate employment agreement with RehabCare. Mr. Henderson's employment agreement establishes an initial base salary and requires that the base salary rate be reviewed for adjustment at least annually. The Committee met in 2000 to consider base salary increases for Messrs. Arbelaez, Bellomy, Davis and Waguespack based upon the performance evaluation and recommendation of the Chief Executive Officer. Base salary increases for Mr. Henderson, as the Chief Executive Officer, are based upon the performance evaluation conducted by the Committee and/or the Board of Directors.

                  In connection with the Committee's annual evaluation of the base salaries of the executive officers of RehabCare, in 2000, the Committee increased the respective annual base salary of Messrs. Henderson, Arbelaez, Bellomy, Davis and Waguespack by between 3% and 17% of such executive officer's previous annual base salary.

ANNUAL INCENTIVE COMPENSATION

                  For services rendered during the year ended December 31, 2000, each of RehabCare's executive officers received cash bonuses based on performance-based criteria. Mr. Henderson has a performance-based annual cash bonus compensation component set forth in his employment agreement with RehabCare. Under the contractual provisions, the cash bonus for Mr. Henderson is based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses (hereinafter referred to as "EPS"). The cash bonus for Mr. Henderson ranges from 4% of his base salary during the applicable year for a 10% annual growth rate in EPS up to 100% of his then current base salary for a 31% annual growth rate in EPS. For the year ended December 31, 2000, Mr. Henderson received a cash bonus under this formula of $400,000. Messrs. Arbelaez, Bellomy, Davis and Waguespack also received performance-based cash bonuses of $195,246, $169,150, $173,290 and $186,861, respectively, for the year ended December 31, 2000.

LONG-TERM INCENTIVE COMPENSATION

                  The Committee believes that long-term incentive compensation is the most direct way of tying the executive compensation to increases in stockholder value. RehabCare's long-term incentive programs are stock-based, thereby providing a means through which executive officers will have incentive to continue high quality performance with RehabCare over a long period of time while building a meaningful investment in RehabCare Common Stock.

                  Executive officers and other eligible employees of RehabCare are granted options to purchase shares of RehabCare Common Stock from time to time based upon their respective levels of duties. The Board of Directors, upon the recommendation of the Committee, has given the Chief Executive Officer the authority to grant newly hired employees of RehabCare options to purchase up to 10,000 shares of RehabCare Common Stock. Each option has an exercise price equal to the fair market value of RehabCare Common Stock on the date of grant and has a term of ten years.

                  The Committee from time to time has evaluated the level of long-term incentives provided to each of the executive officers of RehabCare and each officer's relative contributions to corporate performance. Based upon such evaluation, during the year ended December 31, 2000, the Committee has approved grants of additional options to certain executive officers of RehabCare in recognition of increases in the authority and responsibility of such officers and their contributions toward improvements in the operating performance of RehabCare. During the year ended December 31, 2000, the Committee granted 40,000, 10,000 and 15,000 options to Messrs. Arbelaez, Bellomy and Davis, respectively.

                  The Committee believes that the long-term incentive program gives the participating officers a meaningful opportunity for equity appreciation incentives from the stock-based grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

                  Mr. Henderson's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally as well as by reference to Mr. Henderson's employment agreement with RehabCare. The total compensation package of Mr. Henderson is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. A substantial portion of Mr. Henderson's cash compensation for the year is incentive-based and is therefore at risk to the extent that RehabCare does not meet or exceed the pre-established EPS growth objectives included in his employment agreement.


              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
H. EDWIN TRUSHEIM             RICHARD E. RAGSDALE            THEODORE M. WIGHT

                     COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                  For the years ended December 31, 2000, 1999 and 1998, the following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers for the year ended December 31, 2000 for services rendered to RehabCare:

                                                                                   LONG TERM
                                                     ANNUAL COMPENSATION          COMPENSATION
                                                     -------------------          ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR         SALARY ($)     BONUS($)        OPTIONS(#)    COMPENSATION($)(1)
---------------------------            ----         ----------     --------        ----------    ------------------

Alan C. Henderson,                     2000          $394,593      $400,000               --           $3,400
President and Chief                    1999           343,333       223,167           60,000            3,200
Executive Officer                      1998           279,500       198,445          242,964            3,200

Maurice Arbelaez                       2000           194,057       195,246           40,000            3,400
President, Staffing                    1999           155,475       142,059           38,000            3,200
                                       1998           115,719       106,508            7,758            3,200

Gregory F. Bellomy                     2000           198,749       169,150           10,000            3,400
President, Contract Therapy(2)         1999           193,167        60,781               --            1,293
                                       1998            59,375        24,000          100,000               --

Tom E. Davis,                          2000           211,875       173,290           15,000            3,400
President, Inpatient Division          1999           198,333       167,191           40,000            3,200
                                       1998           186,667       133,761           70,854            3,200

Hickley M. Waguespack,                 2000           198,750       186,861               --            3,400
Executive Vice President,              1999           193,000       162,695           12,000            3,200
Customer Service and Retention         1998           186,417       133,582               --            3,200

----------------

(1) Totals include amounts contributed by RehabCare pursuant to the matching portion of RehabCare's 401(k) Plan.

(2) Mr. Bellomy joined RehabCare in September 1998.

EMPLOYMENT ARRANGEMENTS

                  RehabCare currently has employment agreements with Alan C. Henderson, President and Chief Executive Officer, and Gregory F. Bellomy, President of the Contract Therapy Division. Mr. Henderson's Employment Agreement will continue to be automatically renewed for successive one-year terms unless terminated by either party and provides for a minimum annual base salary and annual cash bonuses based upon the achievement of certain targets for the annual growth in RehabCare's EPS. The cash bonuses will range from 4% of Mr. Henderson's then-current base salary for a 10% annual growth rate in EPS up to 100% of then-current base salary for a 31% annual growth rate in EPS. Mr. Henderson's agreement provides for severance pay upon termination by RehabCare equal to one year's base salary plus Mr. Henderson's pro rata bonus for the year of termination, and for a one-year covenant not to compete on the part of Mr. Henderson.

                  Mr. Bellomy's employment agreement expires August 31, 2002 and will continue to be automatically renewed for successive one-year terms unless terminated by either party. Mr. Bellomy's employment agreement provides for a minimum annual base salary and annual bonuses under a bonus plan consistent with bonus plans of other division presidents. Mr. Bellomy's employment agreement also provides for a severance benefit equal to Mr. Bellomy's then-current annual salary in the event of his termination without Cause (as defined in the agreement) prior to or following a Change-in-Control Transaction (as defined in the agreement) or for Good Reason (as defined in the agreement) following a Change-in-Control Transaction. Mr. Bellomy's employment agreement provides for a one-year covenant not to compete on the part of Mr. Bellomy.

                  Each of Messrs. Henderson and Waguespack has a separate termination agreement with RehabCare under which such executive officer will be paid severance benefits in the event that his employment with RehabCare is "terminated" within three years of a "change in control" of RehabCare but prior to such executive officer reaching the age of 65. Prior to a "change in control," each agreement is subject to an automatic extension each year for an additional year, except if RehabCare gives a 60-day written notice to the executive officer that the term will not be so extended.

                  The termination agreement of Mr. Henderson would require a lump-sum cash payment in an amount equal to 2.99 times his average annual compensation for the five full years preceding the year in which the termination occurs. The agreement of Mr. Waguespack would require a lump-sum cash payment in an amount equal to his then-current annual rate of compensation. In each case, the executive's health and welfare benefits will continue until the earlier of (i) one year after the date of termination or
(ii) the executive's commencement of full-time employment with another company. If payment of the foregoing amounts and any other benefits received or receivable upon termination after a "change in control" would subject the executive to the payment of a federal excise tax, the total amount payable by RehabCare to such executive shall be increased by an amount sufficient to provide him (after satisfaction of all excise taxes and federal and state income taxes attributable to such increased payment) with a net amount equal to the federal excise tax owed by him.

                  "Change in control" is generally defined in Messrs. Henderson's and Waguespack's termination agreements as (i) the acquisition by any person of beneficial ownership of 20% or more of the outstanding shares of RehabCare Common Stock or of the combined voting power in the election of directors; (ii) the replacement of the majority of the existing directors or persons nominated for election as directors by the incumbent Board of Directors; (iii) approval by the stockholders of RehabCare of a reorganization, merger or consolidation unless following such transaction control of the surviving company does not change through changes in the beneficial ownership of the securities or membership on the Board of the surviving corporation; or (iv) approval by the stockholders of RehabCare of a complete liquidation or dissolution of RehabCare or the sale of substantially all of the assets of RehabCare. "Termination" generally includes any event which ends the executive officer's employment relationship with RehabCare, other than a termination due to the death, disability or retirement of the executive officer, a termination by RehabCare for "cause" or a termination by the executive officer for other than "good reason." "Cause" is generally defined as (i) the willful and continued failure (after demand by RehabCare) to substantially perform the duties of the office other than due to physical or mental incapacity of the executive officer or (ii) the willful engagement in misconduct by the executive officer that is materially injurious to RehabCare. "Good reason" is generally defined as (i) the assignment of duties inconsistent with the executive officer's position, duties, responsibilities and status immediately prior to a "change in control"; (ii) a reduction in the executive officer's current base salary; (iii) failure to continue the executive officer's then-current participation level in RehabCare's bonus, compensation or other benefit plans; (iv) the geographic relocation of the executive officer; or (v) any breach of the agreement.

                  Each of the named executive officers other than Messrs. Henderson, Bellomy, Arbelaez and Waguespack has a separate arrangement with RehabCare with regard to severance payments in the event of certain terminations of employment which will generally continue their base salary and/or benefits for a period of one year after such termination.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2000, as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 2000 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

                                                                                                      VALUE OF
                                                                           NUMBER OF SECURITIES      UNEXERCISED
                                                                          UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                            OPTIONS AT FISCAL      OPTIONS AT FISCAL
                                          SHARES                                YEAR-END(#)         YEAR-END ($)(1)
                                       ACQUIRED ON         VALUE               EXERCISABLE/          EXERCISABLE/
                NAME                   EXERCISE (#)     REALIZED ($)           UNEXERCISABLE        UNEXERCISABLE
                ----                   ------------     ------------      ----------------------   ----------------

Alan C. Henderson                         60,000         $1,258,380           526,464/45,000         $23,366,894/
                                                                                                        1,897,031

Maurice Arbelaez                          24,122            266,320             7,191/76,129             301,834/
                                                                                                        2,232,512

Gregory F. Bellomy                        50,000          1,379,688                --/60,000         --/2,336,250

Tom E. Davis                                  --                 --            56,677/84,177           2,407,778/
                                                                                                        3,179,340

Hickley M. Waguespack                     99,610          1,061,974             74,012/9,000           3,452,870/
                                                                                                          379,406

--------------
(1) Based on a price per share of $51.375, the last reported sale price of RehabCare Common Stock on December 31, 2000.

                                   11

OPTION GRANTS IN LAST YEAR

                  The following table sets forth information concerning stock option grants made in the year ended December 31, 2000 to the executive officers named in the Summary Compensation Table.

                                                   INDIVIDUAL GRANT                              POTENTIAL REALIZABLE VALUE
                         --------------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                                           PERCENT OF                                                   OF STOCK PRICE
                           NUMBER OF      TOTAL OPTIONS                                                APPRECIATION
                           SECURITIES      GRANTED TO                   MARKET                       FOR OPTION TERM(3)
                           UNDERLYING     EMPLOYEES IN   EXERCISE OR   PRICE ON                 --------------------------
                            OPTIONS          FISCAL      BASE PRICE     DATE OF    EXPIRATION
      NAME               GRANTED (#)(1)      YEAR(%)       ($/SH)      GRANT ($)     DATE(2)     5% ($)            10% ($)
      ----               --------------   ------------   -----------   ---------   ----------    ------            -------
Maurice Arbelaez             40,000           10.8         $34.00       $34.00     8/30/2010    $855,297         $2,167,490
Gregory F. Bellomy           10,000            2.7          34.00        34.00     8/30/2010     213,824            541,872
Tom E. Davis                 15,000            4.1          34.00        34.00     8/30/2010     320,736            812,809

--------------

(1) Each option set forth above will become exercisable with respect to 25%, 50%, 75% and 100% of the total number of shares subject to the option on each of the first, second, third and fourth anniversaries, respectively, of the date of award.

(2) The options terminate on the earlier of: ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or twenty-four months after termination of employment in the case of retirement, death or total disability.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of RehabCare as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

                    PROPOSAL 2. AMENDMENT OF THE RESTATED
                  CERTIFICATE OF INCORPORATION TO INCREASE
                  THE TOTAL AUTHORIZED NUMBER OF SHARES OF
                    STOCK AND TO INCREASE THE AUTHORIZED
                      NUMBER OF SHARES OF COMMON STOCK

                  The Board of Directors recently approved a proposal to amend Article Fourth of RehabCare's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to increase the total number of shares of stock authorized thereunder from 30,000,000 to 70,000,000 shares and to increase the number of shares of Common Stock authorized thereunder from 20,000,000 to 60,000,000 shares, and has directed that the proposal be submitted to the vote of the stockholders at the Annual Meeting.

                  On March 7, 2001, the record date for a determination of the shares entitled to vote at the Annual Meeting, 15,246,859 shares of Common Stock were issued and outstanding. Of the remaining authorized shares, an additional 1,455,000 shares were reserved for issuance pursuant to an underwritten public offering of Common Stock (which was consummated on March __, 2001) and 3,283,641 shares were reserved for issuance pursuant to outstanding stock options under RehabCare's stock-based benefit plans for directors and executive officers. This leaves a balance of only 14,500 shares from the currently authorized 20,000,000 shares of Common Stock. In addition to the shares reserved, RehabCare's stock-based incentive plans allow the issuance of stock awards and grants for up to an additional 1,780,277 shares which cannot be fully utilized until the number of authorized shares under the Restated Certificate is increased.

                  The Board of Directors of RehabCare believes that it is in the best interests of RehabCare and its stockholders to increase the number of authorized but unissued shares of its Common Stock. An increase in the number of authorized shares of Common Stock will require a corresponding increase in the total number of authorized shares of stock. In addition to allowing RehabCare to continue to make grants and awards under its previously approved stock-based benefit plans, the increase in the number of authorized shares of Common Stock will provide a reserve of shares available for issuance upon authorization of the Board for any corporate purpose (including, without limitation, stock dividends and/or stock splits, financing transactions, acquisitions and employee benefit plans) without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements of Delaware corporation law and the New York Stock Exchange. The authorized shares also may be issued from time to time in connection with future acquisitions, capital raising, stock-based employee benefit plans and other requirements of RehabCare.

                  The additional shares of Common Stock for which authorization is sought herein would be identical to the shares of Common Stock now authorized under the Restated Certificate. The amendment to increase the number of authorized shares will not affect the legal rights of the holders of the existing shares of Common Stock.

                  Adoption of the proposed amendment could render more difficult any attempted takeover of RehabCare that is opposed by RehabCare's Board of Directors. The Board of Directors may issue, without further action or approval of the shareholders, additional shares of Common Stock to the public, thereby increasing the number of shares that would have to be acquired to effect a change of control of RehabCare.

                  The Restated Certificate also provides for the issuance of up to 10,000,000 shares of preferred stock, none of which have been issued to date. The Board of Directors is authorized, without further shareholder action or approval, to set such rights and conditions of the preferred stock as it deems appropriate, including dividend rates, redemption features, liquidation rights, conversion rights, voting rights and such other preferences, qualifications, limitations, restrictions and special rights. The issuance of preferred stock with certain terms and conditions under certain circumstances may render a change of control of RehabCare more difficult. No change to the number of shares of preferred stock presently authorized is being made pursuant to this proposed amendment.

                  The complete text of Article IV of the Restated
Certificate as proposed to be amended is set forth in Appendix A to this Proxy Statement.

                  Adoption of the proposed amendment to Article Fourth of the Restated Certificate will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of RehabCare. The Board of Directors recommends a vote "FOR" the proposed amendment to Article Fourth of the Restated Certificate.


                        REPORT OF THE AUDIT COMMITTEE

                  The Audit Committee oversees RehabCare's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates pursuant to a written charter, which was approved and adopted by the Board of Directors on May 10, 2000. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as Appendix B. The Board of Directors has determined that each of the members of the Audit Committee are independent within the meaning of the listing standards of the New York Stock Exchange. RehabCare's independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of RehabCare's audited financial statements to generally accepted accounting principles.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in RehabCare's Annual Report on Form 10-K with management. In connection with its review of RehabCare's financial statements, the Audit Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

                  The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of RehabCare's internal controls and the overall quality of RehabCare's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of RehabCare's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the Audit Committee has discussed with the independent auditors the auditors' independence from management and RehabCare.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
WILLIAM G. ANDERSON, CPA  COLLEEN CONWAY-WELCH, PH.D., R.N. JOHN H. SHORT, PH.D.

                    STOCKHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the cumulative stockholder returns, including the reinvestment of dividends, of RehabCare Common Stock on an indexed basis with the New York Stock Exchange ("NYSE") Market Index and the Dow Jones Industry Group Index of Health-Care Providers ("HEA") for the period beginning December 31, 1995 and ending December 31, 2000:

  Comparison of Five-Year Cumulative Total Return* Among RehabCare Group, Inc.,
           NYSE Market Index and Dow Jones Industry Group HEA Index

                             [PERFORMANCE GRAPH]

Assumes $100 Invested on December 31, 1995 in RehabCare Group Inc. Common Stock,
          NYSE Market Index and Dow Jones Industry Group HEA Index

-----------------------------------------------------------------------------------------------------------------------------
                                    Dec. 31, 1995  Dec. 31, 1996  Dec. 31, 1997  Dec. 31, 1998  Dec. 31, 1999  Dec. 31, 2000
-----------------------------------------------------------------------------------------------------------------------------
RehabCare Group, Inc.                   100.00         104.55         206.39         145.54         165.50         800.25
-----------------------------------------------------------------------------------------------------------------------------
Dow Jones Industry Group HEA Index      100.00         107.82         110.25         108.38          96.69         166.14
-----------------------------------------------------------------------------------------------------------------------------
NYSE Market Index                       100.00         120.46         158.48         188.58         206.49         211.42
-----------------------------------------------------------------------------------------------------------------------------

                                       *Total Return Assumes Reinvestment of Dividends

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of management, based solely on its review of such reports furnished to RehabCare and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to RehabCare's officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2000, except that H. Edwin Trusheim filed one late Form 5 report with respect to certain stock options granted to Mr. Trusheim during February 2000.

                       INDEPENDENT PUBLIC ACCOUNTANTS

                  The Board of Directors has appointed KPMG LLP as RehabCare's independent public accountants for the year ended December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and such representative will have the opportunity to make statements if he or she so desires.

                  AUDIT FEES. RehabCare paid KPMG LLP $154,000 for the audit and review of RehabCare's financial statements included in its Forms 10-K and 10-Q during the year ended December 31, 2000.

                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. RehabCare did not pay any fees to KPMG LLP during the year ended December 31, 2000 for services relating to financial information system design or implementation.

                  ALL OTHER FEES. RehabCare paid KPMG LLP $309,190 for all other non-audit services.

                  The Audit Committee considered whether KPMG LLP's provision of non-audit services was compatible with maintaining the independence of KPMG LLP.

                          PROPOSALS OF STOCKHOLDERS

                  Proposals of stockholders and nominations for director intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Secretary of RehabCare, 7733 Forsyth Boulevard, 17th Floor,
St. Louis, Missouri 63105 by not later than November 27, 2001 for consideration for inclusion in the Proxy Statement and Proxy Card for that meeting. Upon receipt of any such proposal, RehabCare will determine whether or not to include such proposal in the Proxy Statement and Proxy Card in accordance with regulations governing the solicitation of proxies. Shareholder proposals and nominations for director which do not appear in the Proxy Statement may be considered at the 2002 Annual Meeting of Stockholders only if written notice of the proposal is received by RehabCare by not later than February 9, 2002.

                                ANNUAL REPORT

                  RehabCare's annual report for the year ended December 31, 2000 has been mailed simultaneously to RehabCare's stockholders.

                  A copy of our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon making a written or telephone request to Betty Cammarata, Investor Relations, 7733 Forsyth Boulevard, 17th Floor, St. Louis, Missouri 63105, telephone (314) 863-7422.

                                OTHER MATTERS

                  As of the date of this Proxy Statement, the Board of Directors of RehabCare does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to the best interest of RehabCare on such matters.


                                                  Gregory J. Eisenhauer
                                                  Senior Vice President,
                                                  Chief Financial Officer and
                                                  Secretary

March 26, 2001

                                                                     APPENDIX A
                                                                     ----------

        RESOLUTION TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                            REHABCARE GROUP, INC.

         The following amendment to the Restated Certificate of Incorporation, as amended, of RehabCare Group, Inc. (the "Company") shall be put to a vote of the stockholders of the Company at the Annual Meeting of Stockholders to be held May 3, 2001.

         RESOLVED, that Article Fourth of the Restated Certificate of Incorporation of the Company, as amended, shall be amended to increase the total number of authorized shares of stock from 30,000,000 to 70,000,000 shares and to increase the number of authorized shares of common stock, $.01 par value per share, from 20,000,000 to 60,000,000 shares, by deleting the first paragraph of Article Fourth in its entirety and replacing it with the following:

                           FOURTH: The corporation shall be authorized to
                  issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is Seventy Million (70,000,000); the total number of authorized shares of Preferred Stock shall be Ten Million (10,000,000) and each such share shall have a par value of Ten Cents ($.10); and the total number of authorized shares of Common Stock shall be Sixty Million (60,000,000) and each such share shall have a par value of One Cent ($.01).

                                                                     APPENDIX B
                                                                     ----------
                            REHABCARE GROUP, INC.

          CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         * Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting compliance.

         * Monitor the annual independent audit of the Company's financial statements and the independence and performance of the Company's independent auditors.

         * Provide an avenue of communication among the independent auditors, management and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as all books, records, facilities and personnel at the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Committee membership.

         The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Audit Committee Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     Audit Committee Responsibilities and Duties

The Audit Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information regarding the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

         Review Procedures
         -----------------

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with applicable SEC regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors
         --------------------

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually approve the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Audit Committee shall (I) request from the independent auditors a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, (II) discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor's independence; and (III) recommend to the Board of Directors appropriate action to oversee the independence of the independent auditor.

         8. Review the independent auditors audit plan and engagement letter - discuss scope, staffing, locations, reliance upon management and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Other Audit Committee Responsibilities
         --------------------------------------

         11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

         13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints Alan C. Henderson and Gregory J. Eisenhauer (or such other person as is designated by the Board of Directors of RehabCare Group, Inc. ("RehabCare")) (the "Proxies"), or either of them, with full power to act alone, true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of common stock, $0.01 par value, of RehabCare entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 3, 2001 and at any adjournments or postponements thereof.

 THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1.       ELECTION OF DIRECTORS:
         / / FOR all nominees listed below (except as marked below)
         / / WITHHOLD AUTHORITY to vote for all nominees listed below

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                         FOR TERM EXPIRING IN 2002:
                             William G. Anderson
                            Colleen Conway-Welch
                              Alan C. Henderson
                             Richard E. Ragsdale
                                John H. Short
                              H. Edwin Trusheim
                              Theodore M. Wight

2. PROPOSAL TO AMEND ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK FROM 30,000,000 TO 70,000,000 AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 60,000,000.
         / / For                    / / Against                / / Abstain

3. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.

            REHABCARE OFFERS TWO WAYS FOR YOU TO VOTE YOUR PROXY
     As a stockholder you can help RehabCare save both time and expense by voting this proxy by touch tone phone

         OPTION 1    Call toll free  ________________  using a touch tone phone
         --------    24 hours a day, 7 days a week, up until 5:00 p.m., Central
         VOTE BY     Standard  Time, on May 2, 2001. You will be asked to enter
         TELEPHONE   the proxy control number listed below. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts.
                     THERE IS NO CHARGE FOR THIS CALL. (Do not return your Proxy
                     Card if you vote by phone.)

                     YOUR PROXY CONTROL NUMBER IS: ___________________

         OPTION 2    If you do not wish to vote by touch tone phone, please
         --------    complete, sign and return the Proxy Card in the enclosed
         MAIL YOUR   envelope.
         PROXY CARD

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.



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         The undersigned acknowledges receipt of the 2000 Annual Report to
Stockholders and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                           / / PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND
                               THE MEETING IN PERSON.

                          SIGN HERE
                                   ---------------------------------------------
                                   (Please sign exactly as name appears at left)

                          SIGN HERE
                                   ---------------------------------------------
                                      Executors, administrators, trustees, etc.
                                            should indicate when signing

                              DATED
                                   ---------------------------------------------




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         Page 15 of the printed Proxy contains a Stockholder Return Performance
Graph. The information presented in the graph is restated in a tabular format immediately following the graph.